Exhibit 3.2

AMENDED & RESTATED

BYLAWS

OF

GREENLAND ENERGY COMPANY

ARTICLE I

OFFICES

Section 1. The initial registered office of the Corporation in the State of Texas is 5900 Balcones Drive, Suite 100, Austin, TX 78731. The name of the Corporation’s initial registered agent at such address is Registered Agents Inc.

Section 2. Greenland Energy Company (the “Corporation”) may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1. All meetings of the shareholders shall be held in the City of Houston, State of Texas, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Texas as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. The Board of Directors may, in its discretion, determine that the meeting may be held solely by means of remote communication. If authorized by the Board of Directors, and subject to any guidelines and procedures adopted by the Board of Directors, shareholders not physically present at a shareholders’ meeting may participate in the meeting by means of remote communication and may be considered present in person and may vote at the meeting, whether held at a designated place or solely by means of remote communication, subject to the conditions imposed by applicable law.

Section 2. Annual meetings of shareholders shall be held on such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each shareholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 4. The officer who has charge of the stock ledger of the Corporation shall prepare, no later than the eleventh (11th) day before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder, the type of shares held by each shareholder, the number of shares held by each shareholder, and the number of votes that each shareholder is entitled to if the number of votes is different from the number of shares held. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at the registered office or the principal executive office of the Corporation. The original share transfer records shall be prima-facie evidence of the shareholders entitled to examine the list and to vote at any meeting of shareholders.

Section 5. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of formation of the Corporation (the “Certificate of Formation”), may be called by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President, or the shareholders as provided in the Certificate of Formation. Only business within the purpose or purposes described in the notice may be conducted at a special meeting of the shareholders.

Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the special meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each shareholder entitled to vote at such meeting. Notwithstanding the foregoing, notice of a shareholder meeting regarding a fundamental business transaction (as defined in the Texas Business Organizations Code (the “TBOC”)) must (a) be given to each shareholder of the Corporation not later than twenty-one (21) days prior to the meeting, regardless of whether the shareholder is entitled to vote on the matter, and (b) state that the purpose, or one of the purposes, of the meeting is to consider a fundamental business transaction.

Section 7.

(a) Business at Meetings of Shareholders.

(1) The proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or (iii) by any shareholder of the Corporation who was a shareholder of record of the Corporation at the time the notice provided for in this Section 7 is delivered to the Secretary of the Corporation, who (A) is entitled to vote at the meeting, (B) as applicable, is eligible to submit a proposal (as determined pursuant to Subsection (b) of Article FIFTH of the Certificate of Formation (any shareholder satisfying the criteria described in (A) and (B), an “Eligible Shareholder”), and (C) complies with the notice procedures set forth in this Section 7.

(2) For business to be properly brought before an annual meeting by an Eligible Shareholder pursuant to clause (iii) of paragraph (a)(1) of this Section 7, the Eligible Shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business must constitute a proper matter for shareholder action. To be timely with respect to an annual meeting, an Eligible Shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the Eligible Shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of an Eligible Shareholder’s notice as described above. Such Eligible Shareholder’s notice shall set forth: (A) a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these bylaws of the Corporation (these “Bylaws”), the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such Eligible Shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (B) as to the Eligible Shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and address of such Eligible Shareholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such Eligible Shareholder and such beneficial owner, (iii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and such shareholder (or a qualified representative of such shareholder) intends to appear in person at the meeting to propose such business or nomination, and (iv) a representation whether the Eligible Shareholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal, or as applicable pursuant to Article FIFTH of the Certificate of Formation, to deliver a proxy statement and/or form of proxy to holders of at least sixty-seven percent of the Corporation’s outstanding capital stock, and/or (y) otherwise to solicit proxies from shareholders in support of such proposal.

(3) Only persons who were nominated by the Board of Directors or nominated by shareholders in accordance with the procedures set forth in this paragraph (a)(3) of this Section 7 shall be eligible for election as directors at an annual meeting of shareholders. Nominations of persons for election to the Board of Directors may be made by or at the direction of the Board of Directors (or an authorized committee thereof) or by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedure set forth in paragraph (a)(3) of this Section 7. Such nominations, other than those made by or at the direction of the Board of Directors (or an authorized committee thereof), shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely with respect to an annual meeting, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. With respect to an annual or special meeting, such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including without limitation such persons’ written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving the notice, (i) the name and address, as they appear on the Corporation’s books, of such shareholder, (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder and (iii) a statement confirming whether such shareholder intends to solicit proxies or votes in support of such director nominee in accordance with Rule 14a-19 under the Exchange Act, including but not limited to delivering a proxy statement and form of proxy and soliciting at least the percentage of the voting power of all of the shares of the stock of the Corporation required under applicable law to elect the nominee. Any person nominated by the Board of Directors (or an authorized committee thereof) for election as a director shall, at the request of the Board of Directors (or such authorized committee), furnish to the Secretary of the Corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Nomination by shareholders holding a particular class of stock may be made only for directors to be elected by such class.

(4) Notwithstanding the foregoing provisions of this Section 7, unless otherwise required by law, no shareholder shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such shareholder has compiled with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies. If (A) any shareholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act and (B) such shareholder subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or (3) under the Exchange Act (as determined by the Board of Directors or an officer designated thereby), then the Corporation shall disregard any proxies for any proposed nominees on the Corporation’s proxy card other than the Corporation’s nominees, notwithstanding that proxies in favor thereof may have been received by the Corporation. Upon request by the Corporation, if any shareholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such shareholder shall deliver to the Secretary of the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.

(b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting in accordance with Section 6 of Article II. The shareholders requesting a special meeting must, concurrently with the request for a special meeting, provide in writing to the Secretary of the Corporation the same information set forth in Section 7(a) of Article II that is applicable to a shareholder proposal or nomination at an annual meeting of shareholders and otherwise comply with the TBOC, the Certificate of Formation, and the other provisions of these Bylaws, as determined by the Board of Directors. Any determination to be made by the Board of Directors under this Article II may be made by the Board of Directors, a committee of the Board of Directors, or any officer of the Corporation designated by the Board of Directors or a committee of the Board of Directors, and any such determination shall be final and binding on the Corporation, its shareholders, and any other applicable person so long as made in good faith (without any further requirements).

(c) General.

(1) Only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 7. Except as otherwise provided by the TBOC, the chairman of the meeting shall have the power and duty (i) to determine whether any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 7 (including whether the shareholder or beneficial owner, if any, on whose behalf the proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such shareholder’s proposal in compliance with such shareholder’s representation as required by clause (iv) of paragraph (a)(2)(B) of this Section 7) and (ii) if any proposed business was not made or proposed in compliance with this Section 7, to declare that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 7, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Corporation to present such proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(2) For purposes of this Section 7, “public announcement” shall include disclosure in a press release reported by the Dow Jones Newswires, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this Section 7, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 7. Nothing in this Section 7 shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Formation.

Section 8. Unless otherwise determined by the Board of Directors, the Chairman of the Board of Directors shall act as chairman of any meetings of shareholders. Only the Board of Directors may determine who shall act as chairman of any meeting of shareholders. The Secretary of the Corporation shall act as secretary of the meeting. If the Secretary of the Corporation is not present, the chairman of the meeting shall appoint a secretary of the meeting. The Board of Directors may adopt such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate. Unless otherwise determined by the Board of Directors prior to the meeting, the chairman of the meeting shall determine the order of business and shall have the authority in his discretion to regulate the conduct of any such meeting, including, without limitation, (a) convening the meeting, concluding the meeting and rescheduling, recessing or adjourning the meeting, regardless of whether a quorum is present, to a later date and time and at a place, if any, announced at the meeting, (b) announcing the date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote, (c) imposing restrictions on the persons (other than shareholders of record of the Corporation or their duly appointed proxies) who may attend any such meeting, (d) establishing procedures for the dismissal of business not properly presented, (e) maintaining order at the meeting and safety of those present, (f) restricting entry to the meeting after the time fixed for commencement, (g) limiting the circumstances in which any person may make a statement or ask questions, and the time allotted thereto, at any meeting of shareholders, (h) removing any shareholder or any other individual who refuses to comply with meeting rules, regulations or procedures, (i) restricting the use of audio and video recording devices, cell phones and other electronic devices, (j) establishing rules, regulations or procedures for compliance with any state or local laws or regulations, including those concerning safety, health and security, and (k) implementing procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting.

Section 9. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the Certificate of Formation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 10. Except as otherwise provided by the TBOC, the Certificate of Formation or these Bylaws, in all matters other than the election of directors, the affirmative vote of the majority of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders.

Section 11. Except as otherwise provided in the Certificate of Formation, each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of capital stock of the Corporation having voting power held by such shareholder. No proxy shall be voted on after eleven (11) months from its date, unless the proxy provides for a longer period.

Section 12. The Corporation may, and to the extent required by the TBOC, shall, in advance of any meeting of shareholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the person presiding at the meeting may, and to the extent required by the TBOC, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

ARTICLE III

DIRECTORS

Section 1. The number of directors which shall constitute the whole Board of Directors shall be not less than three and not more than eleven, as may be determined from time to time by the Board of Directors. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 3 of this Article III, and each director elected shall hold office until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. Directors need not be shareholders.

Section 2. [Reserved]

Section 3. Except as otherwise provided by the TBOC, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by the TBOC.

Section 4. At any special meeting of the shareholders, duly called as provided in the Certificate of Formation and these Bylaws, any director or directors may be removed from office, with or without cause, by the affirmative vote of the holders of a majority of the outstanding shares of the particular class entitled to vote in an election of such director.

Section 5.

(a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a “proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or other representative (as defined in the TBOC) of another corporation or of a partnership, joint venture, trust or other enterprise or organization, including service with respect to an employee benefit plan (hereinafter, an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer of the Corporation or in any other capacity while serving as a director or officer of the Corporation, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the TBOC, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in paragraph (c) of this Section 5 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

(b) The rights to indemnification conferred in paragraph (a) of this Section 5 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter, an “advancement of expenses”); provided, however, that, if the TBOC requires, an advancement of expenses incurred by an indemnitee shall be made only after delivery to the Corporation of (1) a written affirmation by the indemnitee of the indemnitee’s good faith belief that the indemnitee has met the standard of conduct necessary for indemnification under the TBOC and (2) a written undertaking (hereinafter, an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial determination from which there is no further right to appeal (hereinafter, a “final adjudication”) or otherwise in accordance with the TBOC that such indemnitee has not met that standard necessary for indemnification under the TBOC or that indemnification is prohibited by the TBOC.

(c) If a claim under paragraph (a) or (b) of this Section 5 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an indemnitee to enforce a right to an advancement of expenses), it shall be a defense that the indemnitee has not met any applicable standard for indemnification set forth in the TBOC. In any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard for indemnification set forth in the TBOC. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the TBOC, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, shall be a defense to such suit. In any suit brought by the indemnitee to enforce a right of indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not to be indemnified, or to such advancement of expenses, under this Section 5 or otherwise shall be on the Corporation.

(d) The rights to indemnification and to the advancement of expenses conferred in this Section 5 shall not be exclusive of any other right which any person may have or hereafter acquire under the Corporation’s Certificate of Formation or any statute, agreement, vote of shareholders or disinterested directors or otherwise.

(e) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or any Corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the TBOC.

(f) The Corporation may, to the extent authorized from time to time by the Board of Directors, the Chief Executive Officer, the President or the General Counsel, grant rights to indemnification and rights to advancement of expenses to any current or former employee or agent of the Corporation with the same or lesser scope and effect as the foregoing indemnification of, and advancement of expenses to, current and former directors and officers of the Corporation.

MEETINGS OF THE BOARD OF DIRECTORS

Section 6. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Texas.

Section 7. The first meeting of each newly elected Board of Directors shall be held as soon as is practicable after each annual election of directors at the same place at which regular meetings of the Board of Directors are held, and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting; provided, that a quorum shall be present. Such meeting, however, may be held at such time and other place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

Section 8. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

Section 9. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the President, or the Secretary on two days’ notice to each director, either personally or by mail or, if the director has consented, by electronic transmission. Special meetings shall be called by the Chairman of the Board of Directors, the President or the Secretary in like manner and on like notice on the written request of a majority of the directors.

Section 10. At all meetings of the Board of Directors, two-thirds of the directors shall constitute a quorum for the transaction of business at such meeting, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors except as may be otherwise specifically provided by the TBOC or by the Certificate of Formation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 11. Unless otherwise restricted by the Certificate of Formation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing. After an action is taken, the writing or writings shall be filed with the minutes of proceedings of the Board of Directors or committee.

COMMITTEES OF DIRECTORS

Section 12. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution and subject to any limitation set forth in the TBOC, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 13. A majority of all of the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power to change the members of any committee at any time, to fill vacancies, and to discharge any committee, either with or without cause, at any time.

COMPENSATION OF DIRECTORS

Section 14. The Board of Directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.

ARTICLE IV

NOTICES

Section 1. Whenever, under the provisions of the TBOC or of the Certificate of Formation or of these Bylaws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given by mail, addressed to such director or shareholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail, or by other means of written communication (including electronic transmission by the Corporation).

Section 2. Whenever any notice is required to be given under the provisions of the TBOC or of the Certificate of Formation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

OFFICERS

Section 1. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a President, a Vice-President, a Secretary and a Treasurer. The Board of Directors may, by resolution, designate the Chairman of the Board of Directors as an officer of the Corporation. The Board of Directors may also choose additional Vice-Presidents, one or more Vice-Chairmen of the Board of Directors, and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the Certificate of Formation or these Bylaws otherwise provide. The Board of Directors may, by resolution, appoint two (2) persons to the same office, such that an officer position may be filled by two (2) individuals serving simultaneously, with the titles of such persons to be as designated by the Board of Directors.

Section 2. The Board of Directors, at its first meeting after each annual meeting of shareholders, shall choose a Chief Executive Officer, a President, one or more Vice-Presidents, a Secretary and a Treasurer.

Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 4. The officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier death, resignation or removal. Any officer elected or appointed by the Board of Directors may be removed with or without cause at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

THE CHIEF EXECUTIVE OFFICER

Section 5. The principal executive officer of the Corporation shall be the Chief Executive Officer. Subject to the direction of the Board of Directors, the Chief Executive Officer of the Corporation shall have, and exercise, direct charge of, and general supervision over, the business and affairs of the Corporation. He shall from time to time report to the Board of Directors all matters within his knowledge that the interests of the Corporation may require to be brought to its notice, and shall also have such other powers and perform such other duties as may be specifically assigned to him from time to time by the Board of Directors. The Chief Executive Officer shall see that all resolutions and orders of the Board of Directors are carried into effect, and in connection with the foregoing, shall be authorized to delegate to the other officers such of his powers and such of his duties as he may deem to be advisable. The Chief Executive Officer shall possess the power to sign all contracts, certificates and other instruments of the Corporation as the Board of Directors from time to time may prescribe.

THE PRESIDENT

Section 6. The President of the Corporation shall perform such duties as may be assigned to him from time to time by the Board of Directors. Subject to the direction of the Board of Directors, he shall perform all duties incident to the office of a president in a corporation organized under Texas law. The President shall see that all resolutions and orders of the Board of Directors are carried into effect, and in connection with the foregoing, shall be authorized to delegate to the other officers such of his powers and such of his duties as he may deem to be advisable. The President shall execute bonds, mortgages and other contracts requiring the seal, under the seal of the Corporation, except where required or permitted by the TBOC to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

THE VICE-PRESIDENTS

Section 7. In the absence of the President or in the event of his inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice-Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARY

Section 8. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

Section 9. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

Section 10. The Treasurer of the Corporation shall have the custody of the Corporation’s funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors or by any officer authorized by the Board of Directors to make such designation. The Treasurer shall exercise such powers and perform such duties as generally pertain or are necessarily incident to his office and shall perform such other duties as may be specifically assigned to him from time to time by the Board of Directors, the Chief Executive Officer or the President. The Treasurer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors and may execute and deliver such documents, certificates and such other instruments that the Board of Directors has authorized to be executed and delivered, except in cases where the execution and delivery thereof shall be expressly delegated to another officer or as otherwise required by law to be executed and delivered by another person.

Section 11. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order designated by the Board of Directors (or if there be no such designation, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VI

CERTIFICATES OF STOCK

Section 1.

(a) The shares of stock of the Corporation shall be either certificated or uncertificated, as determined by the Board of Directors. Each such share of stock may be issued in a book-entry form and otherwise eligible for registration under a direct registration system.

(b) Every holder of duly issued certificated shares of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chief Executive Officer or the President or a Vice-President, and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by the holder in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, each certificate representing a class or series of stock that is issued by the Corporation must conspicuously state on the front or back of the certificate the designations, preferences, limitations and relative rights of such class or series of stock, to the extent they have been determined, and the authority of the governing authority to make those determinations as to subsequent series, provided that, except as otherwise provided in the TBOC, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue a statement that the information regarding the designations, preferences, limitations and relative rights of such class or series of stock, to the extent they have been determined, and the authority of the governing authority to make those determinations as to subsequent series, is stated in the Corporation’s governing documents and that the Corporation, on written request to the Corporation’s registered office or principal executive office, will provide a free copy of such information to the record holder of the certificate.

Section 2. If a certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or, (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

LOST CERTIFICATES

Section 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4. Transfers of shares of capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or a transfer agent of the Corporation, if any, and on surrender of the certificate or certificates for such shares properly endorsed.

FIXING RECORD DATE

Section 5. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

REGISTERED SHAREHOLDERS

Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the TBOC.

ARTICLE VII

GENERAL PROVISIONS

DIVIDENDS

Section 1. Dividends upon capital stock of the Corporation, subject to the provisions of the TBOC and of the Certificate of Formation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to the TBOC. Dividends may be paid in cash, in property, or in shares of capital stock, subject to the provisions of the Certificate of Formation.

FISCAL YEAR

Section 1. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

SEAL

Section 1. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Texas.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

AMENDMENTS

Section 1. The Board of Directors is expressly authorized and empowered to alter, amend and repeal these Bylaws or adopt new Bylaws. The shareholders may, by the vote of the holders of not less than four-fifths of all classes of stock of the Corporation entitled to vote in the election of directors, as one class, make additional Bylaws and alter, amend and repeal any Bylaws, whether such Bylaws were originally adopted by the shareholders or otherwise; provided, however, that nothing in this Article VIII shall affect the right of shareholders to set qualifications for directors as provided in the Certificate of Formation.